UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                Washington D.C.

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                         Date of Report:   May 13, 2004

                         Commission file number 0-16602


                             O'HARA RESOURCES, LTD.
                     --------------------------------------

         Nevada                                        88-0485907
------------------------                   --------------------------------
(State of Incorporation)                   (IRS Employer Identification No.)



                    3394 Lakeside Court, Reno, Nevada 89509
                    (Address of principal executive offices)

                                  775-337-7630
                               (Telephone Number)

Item 5.  Other Events and Regulation FD Disclosure.

O'Hara Resources, Ltd. ("the Company") has signed two Letters of Intent. Pursuant to the first Letter of Intent, entered into between the Company and Blackstone Mining Company, Inc., ("Blackstone Mining"), an Idaho Corporation, the Company has agreed to acquire Blackstone Mining and all of its assets. Pursuant to the second Letter of Intent, between the Company and VisioNET Television Network, Inc., ("VisioNET"), a Nevada Corporation, the Company has agreed to acquire 81% of VisioNET.

Blackstone Mining is the owner of the Blackstone Mine located in Elmore County, Idaho. The Blackstone Mine is made up of five (5) unencumbered contiguous twenty (20) acre Patented Mining Claims. Development work at the Blackstone Mine has resulted in the blocking-out of approximately 735,000 tons of copper, zinc, manganese, silver and gold ore reserves. As of 1996, known ore reserves at the Blackstone Mine have been valued at $101.14 million dollars. There are also indicated probable "leach grade" ore reserves at the Blackstone Mine totaling 3 million tons and probable "mill-grade" ore reserves totaling 186,000 tons. No valuation has been made for the aforementioned indicated probable "leach grade" ore reserves or the probable "mill-grade" ore reserves.

VisioNET is the owner of certain trademarked technologies known as PatienTV, ResidenTV, HotSpoTV, HealthWatchTV, and Private Label Television, and proprietary wireless IPTv network reference designs (collectively "Technology") specifically for the provisioning of digital video and data services, including Television-On-Demand (TvOD), Physicians VOD reference library, hybrid wireless and VPN networking, VoIP communications (Voice and Video), staff task automation, bedside e-commerce, multi-media tools, visual monitoring, patient data entry, home healthcare, wireless residential and commercial television. The Technologies have been disclosed in, U.S. Patent Office document no. 539372, dated September 20, 2003 and any amendments or additions thereto.

Item 1 through Item 4 and Item 6 through Item 9 not applicable


                                    SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              OHara Resources, LTD.
                                             (Registrant)

            Date 05/13/04           By   ____________________________________
                                         Robert B. Vrooman
                                         President and Chief Executive Officer